UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 28, 2015

GREAT SOUTHERN BANCORP, INC.
(Exact name of Registrant as specified in its Charter)

Maryland	0-18082	43-1524856
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

1451 East Battlefield, Springfield, Missouri	65804
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (417) 887-4400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

       Set forth below is presentation material of Great Southern Bancorp, Inc., the holding company for Great Southern Bank, to be presented at an investor conference.

 Forward-Looking Statements  2  When used in documents filed or furnished by Great Southern Bancorp, Inc. (the “Company”) with the Securities and Exchange Commission (the "SEC"), in this presentation , press releases or other public or stockholder communications, and in oral statements made with the approval of an authorized executive officer, the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "intends" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including, among other things, (i) non-interest expense reductions from Great Southern’s banking center consolidations might be less than anticipated and the costs of the consolidation and impairment of the value of the affected premises might be greater than expected; (ii) expected revenues, cost savings, earnings accretion, synergies and other benefits from the banking center consolidations and the Company’s merger and acquisition activities might not be realized within the anticipated time frames or at all, and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (iii) changes in economic conditions, either nationally or in the Company’s market areas; (iv) fluctuations in interest rates; (v) the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; (vi) the possibility of other-than-temporary impairments of securities held in the Company’s securities portfolio; (vii) the Company’s ability to access cost-effective funding; (viii) fluctuations in real estate values and both residential and commercial real estate market conditions; (ix) demand for loans and deposits in the Company’s market areas; (x) legislative or regulatory changes that adversely affect the Company’s business, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and its implementing regulations, and the overdraft protection regulations and customers’ responses thereto; (xi) monetary and fiscal policies of the Federal Reserve Board and the U.S. Government and other governmental initiatives affecting the financial services industry; (xii) results of examinations of the Company and Great Southern by their regulators, including the possibility that the regulators may, among other things, require the Company to increase its allowance for loan losses or to write-down assets; (xiii) the uncertainties arising from the Company’s participation in the Small Business Lending Fund program, including uncertainties concerning the potential future redemption by us of the U.S. Treasury’s preferred stock investment under the program, including the timing of, regulatory approvals for, and conditions placed upon, any such redemption; (xiv) costs and effects of litigation, including settlements and judgments; and (xv) competition. The factors listed above and other risks described from time to time in documents filed or furnished by the Company with the SEC could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.The Company does not undertake-and specifically declines any obligation- to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

 $4.1 billion in assets $3.2 billion in net loans$3.2 billion in deposits $379.6 million in common stockholders’ equity   About Great SouthernAs of 06/30/2015   3

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 Current Great Southern Locations    Arkansas  2 banking centers   Iowa  23 banking centers  Kansas  12 banking centers /offices  Minnesota  4 banking centers  Missouri  64 banking centers/offices  Nebraska  5 banking centers  Oklahoma  Commercial lending office  Texas  Commercial lending office   In last two years: Consolidated 16 banking centers - 13 in Missouri, 2 in Iowa, and 1 in IllinoisOpened 5 new banking centers – Omaha, Neb., Fayetteville, Ark., Ferguson, Mo., Columbia, Mo., and Overland Park, Kan., with commercial lending office relocationRelocated/replaced 4 banking centers – Springfield, Mo., Maple Grove, Minn., Ava, Mo., and Ames, Iowa   Banking Center Network  5

 Great Southern Bank Branch ClosingsAnnounced September 24, 2015  Consolidating 16 branches – 11 in Missouri, four in Iowa and one in KansasClosures were determined as a result of the Bank’s ongoing evaluation of the banking center network Expected closing date of branches – January 8, 201616 branches represent approximately $172 million in deposits Great Southern ATMs will remain operational at each of the affected banking center sites  6

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 Banking Center Closures Financial Considerations  Beginning in 2016, expect annual positive pre-tax income statement impact of approximately $3.2 million to $3.5 million primarily due to reduction in non-interest expenses. During the third and fourth quarters of 2015, anticipate recording one-time expenses totaling approximately $500,000 to $900,000 in connection with severance costs, shortened useful lives of certain leases and furniture and equipment and other costs related to the consolidations. Affected premises will be marketed for sale. The carrying value of affected premises (totaling approx. $7.5 million) is under evaluation to determine if any impairment is necessary at this time.   8

 GSBC Earnings  9  In thousands

 In thousands  6 months ended 6/30/2015  Net Interest Income  *See non-GAAP reconciliation at end of presentation.  10

 In thousands  Capital  11

 In billions  Total Deposits  12  6/30/2015

 Favorable Deposit Mix As of 06/30/2015 - $3.20 billion  By Type  By Region  13

 In billions  *Excluding mortgage loans held for sale.   Net Loans Receivable*  14

 Total Loans* – Net Growth  *Excludes acquired covered and non-covered loans in FDIC transactions & mortgage loans held for sale  In millions  15

 Legacy Loan Portfolio (1)As of 06/30/2015 – Balance of $2.85 billion  By Type(in thousands)   *Includes Home Equity Loans of $68,106   By Region(in thousands)  16  (1) Loans other than those acquired in FDIC-assisted transactions

 Former Institution  Acquisition Date  Customer Loan Balances at Acquisition (in millions)  Customer Loan Balances at 06/30/2015(in millions)  TeamBank  03/30/2009   $435.8   $34.2  Vantus Bank  09/04/2009   $331.6   $35.6  Sun Security Bank  10/07/2011   $240.5   $51.2  Inter Savings Bank  04/27/2012   $393.3  $222.9  Valley Bank   06/20/2014   $193.2  $132.4       $1,594.4  $476.3  FDIC Acquired Loan Portfolio   17

 Asset Quality Trends*- Ratios  *Excludes acquired loans covered by loss sharing agreement  18

 Asset Quality Trends*  In millions  19  *Excludes acquired loans covered by loss sharing agreement

Key Markets

GREAT SOUTHERN BANCORP, INC.
NASDAQ : GSBC

MSA	Branches	Company Deposits in Market ($000)	Percent of National Franchise (%)	Total Population 2015 (Actual)	Population Change 2010-2015 (%)	Projected Population Change 2015-2020 (%)	Median HH Income 2015 ($)	Projected HH Income Change 2015-2020 (%)
Springfield, MO	22	1,071,227	32.87	454,702	4.12	3.54	43,859	5.13
Davenport-Moline-Rock Island, IA-IL	6	337,061	10.34	385,404	1.50	1.58	53,297	10.04
Saint Louis, MO-IL	8	269,920	8.28	2,806,626	0.68	0.92	54,888	6.00
Minneapolis-St. Paul-Bloomington, MN-WI	4	232,339	7.13	3,509,544	4.80	4.49	67,650	6.07
Sioux City, IA-NE-SD	7	216,892	6.66	168,659	0.06	0.89	49,950	9.23
Kansas City, MO-KS	11	175,017	5.37	2,076,290	3.33	3.04	56,762	4.86
Omaha-Council Bluffs, NE-IA	4	43,213	1.33	908,951	5.04	4.62	58,352	8.36
Des Moines-West Des Moines, IA	6	36,231	1.11	614,231	7.83	6.02	61,901	6.38
Fayetteville-Springdale-Rogers, AR-MO	2	14,941	0.46	505,385	9.11	6.73	48,823	10.76
Tulsa, OK	1	0	0.00	973,692	3.86	4.20	48,778	6.02
Dallas-Fort Worth-Arlington, TX	1	0	0.00	6,951,575	8.18	7.12	58,865	4.71

Source: SNL Financial
Deposits as of 6/30/2014

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 Quarterly Cash Dividends Paid on Common Stock  21

 Why Great Southern?   Positioned for long-term growthWell capitalized, diversified loan portfolio and strong core deposit baseStrong core operating earnings powerExpanding retail banking franchiseExperienced management team High percentage of insider ownership    22

 Thank You  For more information: Visit our Web site: www.GreatSouthernBank.comSign up for e-mail notification to get the latest Great Southern newsCall us with questions: 417.895.5242    23

Non-GAAP Reconciliation

This presentation contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States ("GAAP"). These non-GAAP financial measures include core net interest income and core net interest margin. We calculate core net interest income and core net interest margin by subtracting the impact of adjustments regarding changes in expected cash flows related to our pools of loans we acquired through FDIC-assisted transactions from reported net interest income and net interest margin. Management believes that the core net interest income and core net interest margin are useful in assessing the Company's core performance and trends, in light of the fluctuations that can occur related to updated estimates of the fair value of the loan pools acquired in the 2009, 2011, 2012 and 2014 FDIC-assisted transactions. These non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures. Because not all companies use the same calculation of non-GAAP measures, this presentation may not be comparable to other similarly titled measures as calculated by other companies.

Non-GAAP Reconciliation: Core Net Interest Margin

	FY 2010		FY 2011		FY 2012		FY 2013		FY 2014		Six months ended 06/30/15	
	$ (000)	%	$ (000)	%	$ (000)	%	$ (000)	%	$ (000)	%	$ (000)	%
Reported net interest income/margin	125,341	3.93	163,521	5.17	165,131	4.61	159,592	4.70	167,561	4.84	86,134	4.67
Less: Impact of loss share adjustments	19,452	.61	49,208	1.56	36,186	1.01	35,211	1.04	34,974	1.01	16,221	.88
Core net interest income/margin	105,889	3.32	114,313	3.61	128,945	3.60	124,381	3.66	132,587	3.83	69,913	3.79

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SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

GREAT SOUTHERN BANCORP, INC.

Date September 28, 2015	By:	/s/ Joseph W. Turner
Joseph W. Turner
President and Chief Executive Officer